Exhibit 99.01

PRESS RELEASE

Scripps to acquire Shopzilla

Company adds powerful comparison shopping search engine

For immediate release	(NYSE: SSP)
June 6, 2005

CINCINNATI – The E. W. Scripps Company, moving to capitalize on the rapid growth and rising profitability of specialized Internet search businesses, today announced its intention to acquire Shopzilla, the Web’s most powerful and easiest-to-use comparison shopping search engine.

With the acquisition of Shopzilla, Scripps gains a profitable and growing Internet search business that helps shoppers instantly find virtually anything for sale on the Web at the best price. Using a proprietary, patent-pending algorithm called ShopRank, Shopzilla efficiently aggregates and organizes information on more than 30 million products from 55,000 retailers, worldwide. Shopzilla also operates BizRate, one of the most popular consumer feedback networks on the Web with about 1 million fresh consumer reviews of stores and products added each month.

Scripps will pay $525 million in cash for 100 percent of Shopzilla. Shopzilla shareholders will also receive the amount of Shopzilla’s net working capital at the time of closing, which is expected to be about $35 million. The transaction, pending regulatory and other approvals, is expected to be completed early in the third quarter of this year. The acquisition is expected to be slightly dilutive to earnings per share in 2005 and accretive to earnings in 2006.

Shopzilla will become a standalone operating unit of Scripps. Its financial results will be reported as a separate division of the company.

Founded in 1996, Shopzilla is a privately held company that is expected to generate $30 million to $33 million in segment profit on revenue of $130 million to $140 million for the full year 2005. Scripps defines segment profit as earnings before interest, taxes, depreciation and amortization, and also excludes investment results and unusual items.

The majority of Shopzilla’s revenue is derived from referral fees paid by participating online retailers. A fee is collected by Shopzilla when a consumer is directed to a retailer’s online store. Shopzilla also powers shopping search for many of the Web’s largest consumer sites including AOL, Lycos, Time Warner’s RoadRunner and many others.

Scripps will finance the transaction using a combination of borrowing under the company’s commercial paper program and the sale of previously registered debt securities. The transaction is expected to have no effect on the company’s debt ratings.

“Shopzilla is a significant Internet play for Scripps,” said Kenneth W. Lowe, president and chief executive officer for Scripps. “In many ways, like our other media businesses, Shopzilla is a content company. By organizing shopping information so that consumers can buy almost any product from a wide variety of merchants, the Shopzilla team has taken commerce and content and melded the two together to produce an extremely compelling value proposition to consumers and merchants alike. As more consumers become aware of this service, we’re betting that Shopzilla will become the way that people shop online.”

The addition of Shopzilla, which attracted 14 million unique visitors during April, represents a significant expansion of the Scripps Internet business. Scripps already is one of the top-50 drivers of Web traffic through its combination of national and local online brands. Scripps national television network Web sites include FoodNetwork.com, HGTV.com, DIYNetwork.com, fineliving.com, gactv.com and ShopatHomeTV.com. Scripps Internet brands also include United Media’s Comics.com and Web sites operated by the company’s local newspapers and broadcast television stations.

Scripps plans to use its growing portfolio of national, local and interactive businesses — and its experience in brand management and marketing — to help Shopzilla accelerate its growth.

“Shopzilla sits at the intersection of two of the fastest growing sectors online, paid search and e-commerce,” said Chuck Davis, president and chief executive officer for Shopzilla. “With the best technology focused on consumer needs, we’ve built a service that has the most products and merchants and does the heavy lifting so that consumers can save both time and money every time they visit. The byproduct of this focus has been revenues, profits and growth rates that far outpace the industry.”

Shopzilla’s senior management team, including Davis and co-founders Farhad Mohit (chief product officer) and Henri Asseily (chief technology officer), will continue to guide the company after the acquisition by Scripps is completed. Other Shopzilla senior managers who will stay with the company include John Phelps, chief operating officer, and Brad Kates, chief financial officer.

“Online shopping already is a $100 billion-plus industry in the U.S. alone, and it’s still the early innings,” said Mohit. “With Scripps and its lifestyle brands, media assets and financial resources backing our team and vision for building the ultimate shopping service, we are assured of the chance to continue building Shopzilla into a site that consumers worldwide will choose every time they want to shop online.”

Conference call

Scripps senior managers will discuss the transaction during a telephone conference call today at 5:30 p.m. EDT. Scripps will offer a live audio Web cast of the conference call. To access the Web cast, visit www.scripps.com and choose the “Live Web Cast” link at the top of the page. Listeners need Windows Media Player to access the call online. Two slides related to the conference call also will be available online at scripps.com. A downloadable PDF can be found adjacent to the “Live Web Cast” link.

To access the conference call by telephone, dial 1-800-230-1092 (U.S.) or 1-612-288-0337 (International), approximately 10 minutes before the start of the call. Callers will need the name of the call (E.W. Scripps) to be granted access. Callers also will be asked to provide their name and company affiliation. The media and general public are provided access to the conference call on a listen-only basis.

A replay line will be open from 9 p.m. EDT today until 11:59 p.m. EDT Monday, June 20. The domestic number to access the replay is 1-800-475-6701 and the international number is 1-320-365-3844. The access code for both numbers is 784686.

A replay of the conference call will be archived and available online for an extended period of time following the call. To access the audio replay, visit www.scripps.com approximately four hours after the call, choose “Investor Relations” then follow the “Audio Archives” link at the top of the page.

Forward-looking statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company’s written policy on forward-looking statements can be found on page F-5 of its 2004 SEC Form 10K.

We undertake no obligation to publicly update any forward-looking statements to reflect events for circumstances after the date the statement is made.

About Scripps

Scripps is a diverse media concern with interests in national lifestyle television networks, newspaper publishing, broadcast television, television retailing, interactive media and licensing and syndication. All of the company’s media businesses provide content and advertising services via the Internet.

Scripps is organized into the following operating divisions.

Scripps Networks, including the company’s growing portfolio of popular lifestyle television networks. Scripps Networks brands include Home & Garden Television, Food Network, DIY Network, Fine Living, Great American Country (GAC) and HGTVPro. Scripps Networks Web sites include FoodNetwork.com, HGTV.com, DIYnetwork.com, fineliving.com and gactv.com. Scripps Networks programming can be seen in 86 countries.

Scripps Newspapers, including daily and community newspapers in 19 markets and the Washington-based Scripps Media Center, home to the Scripps Howard News Service. Scripps newspapers include the Rocky Mountain News in Denver, the Commercial Appeal in Memphis, the Knoxville (Tenn.) News Sentinel and the Ventura County (Calif.) Star.

Scripps Television Station Group, including six ABC-affiliated stations, three NBC affiliates and one independent. Scripps operates broadcast television stations in Detroit; Cleveland; Cincinnati; Phoenix; Tampa; Baltimore; Kansas City, Mo.; West Palm Beach, Fla.; Tulsa, Okla.; and Lawrence, Kan.

Shop at Home, the company’s television retailing subsidiary, which markets a growing range of consumer goods directly to television viewers and visitors to the Shop at Home Web site, shopathometv.com. Shop at Home reaches about 53 million full-time equivalent U.S. households, including 5 million households via five Scripps-owned Shop at Home affiliated television stations.

United Media, a leading licensing and syndication company. United Media is the worldwide licensing and syndication home of Peanuts, Dilbert and about 150 other features and characters.

About Shopzilla

Shopzilla, formerly BizRate.com, is the most powerful and easiest-to-use shopping search site on the Web. With an index of more than 30 million products from more than 55,000 stores, Shopzilla uses ShopRank, a proprietary patent-pending algorithm, to help shoppers instantly find virtually anything on sale from anyone, anywhere on the Web at the best price. Shopzilla also features powerful comparison tools and BizRate consumer reviews of stores and products, the Web’s largest and most trusted consumer feedback network. Every week Shopzilla prepares millions of shoppers to make smarter, more confident purchases and send them directly to the checkout page of thousands of online merchants. Shopzilla also operates the BizRate consumer feedback network with more than 2.5 million members and about 1 million fresh reviews per month. Shopzilla powers shopping search for many of the Web’s largest consumer sites including AOL, Lycos, Time Warner’s RoadRunner, and many others. Founded in 1996, the Los Angeles-based company also operates sites in the United Kingdom, France, and Germany. For more information, visit www.shopzilla.com, the smarter way to shop.

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Contact: Timothy Stautberg, The E. W. Scripps Company, 513.977.3826

Email: Stautberg@scripps.com

or

Helen Malani, Shopzilla, 310.903.4280

Email: hmalani@shopzilla.com

Shopzilla Acquisition

Questions and Answers

What is Scripps buying?

Scripps is acquiring Shopzilla Inc., a profitable, privately held Web-based comparison shopping search business headquartered in Los Angeles.

Shopzilla’s mission is to enable shoppers to quickly and easily find, compare and buy products from online merchants. The company’s goal is to aggregate and organize the world’s products and sellers into one easy-to-use Web site.

To that end, Shopzilla compiles and organizes more than 30 million products from more than 55,000 stores. Its product search and comparison service is built around a proprietary, patent-pending algorithm called ShopRank.

Shopzilla also owns and operates BizRate, one of the most popular consumer feedback networks on the Web with about 1 million fresh consumer reviews of stores and products added each month.

Shopzilla, which attracts 14 million unique visitors a month, helps shoppers instantly find virtually anything for sale on the Web at the best price. The company employs about 170 people.

What are the terms of the transaction and when will it be completed?

Scripps will pay $525 million in cash for 100 percent of Shopzilla. Shopzilla shareholders will also receive the amount of Shopzilla’s net working capital at the time of closing, which is expected to be about $35 million. The transaction, pending regulatory and other approvals, is expected to be completed early in the third quarter of this year.

How will the transaction be financed?

Scripps will finance the transaction using a combination of borrowing under the company’s commercial paper program and the sale of previously registered debt securities. The transaction is expected to have no effect on the company’s current debt rating.

What effect will the Shopzilla acquisition have on Scripps earnings?

The acquisition is projected to be slightly dilutive to earnings per share in 2005 and accretive to earnings in 2006.

Is Shopzilla profitable?

Yes. Shopzilla, which has been profitable since 2002, is expected to generate $30 million to $33 million in segment profit on revenue of $130 million to $140 million for the full year 2005. Scripps defines segment profit as earnings before interest, taxes, depreciation and amortization, and also excludes investment results and unusual items.

How does Shopzilla make money?

The majority of Shopzilla’s revenue is derived from referral fees paid by participating online retailers. A fee is collected by Shopzilla when a consumer is directed to a retailer’s online store. Shopzilla also powers shopping search for many of the Web’s largest consumer sites, including AOL, Lycos, Time Warner’s RoadRunner and many others.

How do consumers use Shopzilla?

Consumers can access Shopzilla either directly – by typing Shopzilla.com in their Web browsers – or they can access it via links on other Web sites, such as Yahoo! or Google. At Shopzilla’s home page, consumers are asked, “What are you shopping for?” Once a consumer’s inquiry is made, Shopzilla instantaneously returns accurate results by simultaneously weighing multiple factors, including contextual relevance, price, availability, store ratings and popularity. Shopzilla prepares shoppers to make more confident purchases and then sends them directly to the checkout pages of online merchants.

Who are Shopzilla’s competitors?

Shopzilla’s direct comparison shopping search competitors include Shopping.com, NexTag, PriceGrabber.com and C/NET. Less direct competitors include Froogle and Yahoo! Shopping, which are drill downs of broad Web search services. Shopzilla is an industry leader in a fast-growing market.

How are the Shopzilla and BizRate brands related?

Shopzilla was founded in 1996 as BizRate.com. The company was re-branded in November 2004 as Shopzilla to provide consumers with a bigger, more powerful, fun and memorable comparison shopping experience. Concurrent with the re-branding, BizRate was re-launched as Shopzilla’s customer satisfaction ratings service.

How is Shopzilla different from other product search Web sites?

Shopzilla’s search engine is built on an unmatched proprietary technology platform. Its patent-pending ShopRank algorithm simultaneously weighs multiple factors to return accurate results in about 20 milliseconds.

Shopzilla also offers the largest amount of consumer ratings and reviews and a host of other features, including SmartChoice, which makes it easy for consumers to find products in-stock at the lowest prices from certified, high-quality merchants. Shopzilla also automatically corrects spelling mistakes, understands weights and measures and intelligently corrects brand names for the right products. Shopzilla updates its entire index of products, prices and availability several times a day.

Why is Scripps interested in acquiring Shopzilla?

Scripps, for some time now, has been actively exploring strategies to further capitalize on the rapid growth of the Internet as a media platform. Scripps views Web product search – and Shopzilla in particular — as a valuable combination of content and commerce that brings merchants and consumers together, literally, at the point of purchase. This type of market-maker business provides a valuable information service to consumers while at the same time offering participating retailers the highest possible degree of measurability and accountability for their marketing dollars.

Will there be a change in management at Shopzilla?

No. The company’s senior management team, including co-founders Farhad Mohit (chief product officer) and Henri Asseily (chief technology officer), will remain in place. Other Shopzilla senior managers who will continue to guide the business include Chuck Davis, chief executive officer; John Phelps, chief operating officer; and Brad Kates, chief financial officer.

How will Shopzilla fit within the Scripps organization and how will its financial results be reported?

Shopzilla will become a stand-alone operating unit of Scripps. Its financial results will be reported as a separate division of the company.